Exhibit 31.1
Certification Pursuant To Rules 13a-14(a) and 15d-14(a) Under The Securities Exchange Act Of 1934,
As Adopted Pursuant To The Sarbanes-Oxley Act of 2002
I, Franklin E. Crail, certify that:
1. I have reviewed this report on Form 10-K of Rocky Mountain Chocolate Factory, Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 23, 2010	/s/ Franklin E. Crail
Franklin E. Crail, President, Chief Executive Officer and
Chairman of the Board of Directors